SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934


                Date of Report - September 8, 1995
                 (Date of earliest event reported)


                     Questar Pipeline Company
        (Exact name of registrant as specified in charter)



     STATE OF UTAH                0-14147            87-0307414
(State or other juris-         (Commission        (I.R.S. Employer
diction of incorporation        File No.)        Identification No.)
   or organization)




        79 South State Street, Salt Lake City, Utah  84147
             (Address of principal executive offices)


 Registrant's telephone number, including area code (801) 530-2400




                          Not Applicable
  (Former name or former address, if changed since last report.)

                                FORM 8-K
                             CURRENT REPORT
Item 5.  Other Events.

      On September 8, 1995, Questar Pipeline Company (Questar Pipeline), a wholly owned subsidiary of Questar Corporation, signed a Stock Purchase Agreement to purchase Kern River Corporation, which is a wholly owned subsidiary of Tennessee Gas Pipeline Company and which is one of two equal partners in the Kern River Gas Transmission Company (Kern River).
      Under the terms of the Stock Purchase Agreement, Questar Pipeline is obligated to pay $226.2 million. Williams Western Pipeline Company, the entity within The Williams Companies, Inc., that is the second partner in Kern River, has 30 days from September 8, 1995, in which to match the bid offered by Questar Pipeline. The closing of the transaction is also dependent on obtaining the necessary clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

Item 7.  Financial Statements and Exhibits.

      (a)  Exhibits.
      Exhibit No.Exhibit

        10.10 Stock Purchase Agreement dated September 8, 1995, between Questar Pipeline Company and Tennessee Gas Pipeline Company. (The exhibits to the Agreement are not attached, but are available upon request.)

        99.      Press release issued on September 8, 1995.



                               SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                 QUESTAR PIPELINE COMPANY
                                     (Registrant)



September 8, 1995                By /s/A. J. Marushack
    (Date)                          A. J. Marushack
                                    President and
                                    Chief Executive Officer